Exhibit 10.1

SIXTH AMENDMENT TO THE
INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 6 (this “Amendment”), dated as of October 9, 2025, to the Investment Management Trust Agreement (as defined below) is made by and between Inception Growth Acquisition Limited (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement, dated December 8, 2021, as amended on March 13, 2023, September 8, 2023, June 4, 2024, December 6, 2024 and June 5, 2025 (the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein; and

WHEREAS, at a Stockholders Meeting of the Company held on October 9, 2025, the Company’s stockholders approved a proposal to amend the Trust Agreement to provide the Company with the discretion to extend the date on which to commence liquidating the Trust Account by four (4) times for an additional one (1) month each time from October 13, 2025 to February 13, 2026 by depositing into the trust account an aggregate amount equal to $0.075 multiplied by the issued and outstanding shares of common stock of the Company issued in the IPO that has not been redeemed for each one-month extension in the event the Company has not consummated a business combination by October 13, 2025.

NOW THEREFORE, IT IS AGREED:

1.	Preamble. The fifth WHEREAS clause in the preamble of the Trust Agreement is hereby amended and restated to read as follows:

“WHEREAS, if a Business Combination is not consummated within the 46-month period following the closing of the Offering, or up to 50 months if the Company extends the period of time by four one-month periods (each, an “Extension”), by depositing an aggregate amount equal to $0.075 multiplied by the issued and outstanding shares of common stock of the Company issued in the IPO that has not been redeemed for each one-month extension (each, an “Applicable Deadline”), as applicable; and;”

2.	Exhibit D. Exhibit D of the Trust Agreement is hereby amended and restated in its entirety as follows.

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf & Celeste Gonzalez

Re: Trust Account — Extension Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(j) of the Investment Management Trust Agreement between Inception Growth Acquisition Limited (“Company”) and Continental Stock Transfer & Trust Company, dated as of December 8, 2021, as amended on March 13, 2023, September 8, 2023, June 4, 2024, December 6, 2024, June 5, 2025 and __________ (“Trust Agreement”), this is to advise you that the Company is extending the time available in order to consummate a Business Combination with the Target Businesses for an additional one (1) month, from _______ to _________ (the “Extension”).

This Extension Letter shall serve as the notice required with respect to Extension prior to the Applicable Deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit $[__] (which is an aggregate amount equal to $0.075 multiplied by the issued and outstanding shares of common stock of the Company issued in the IPO that has not been redeemed), which will be wired to you, into the Trust Account investments upon receipt.

This is the ____ of up to 29 Extension Letters.

Very truly yours,

Inception Growth Acquisition Limited

By:
Name:
Title:

cc: EF Hutton, division of Benchmark Investments, LLC

3.	All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

4.	This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

5.	This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Section 7(c) of the Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

6.	This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

INCEPTION GROWTH ACQUISITION LIMITED

By:	/s/ Cheuk Hang Chow
Name:	Cheuk Hang Chow
Title:	Chief Executive Officer

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